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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 for the registration of 160,000 additional shares of Nash Finch Company common stock pertaining to the Nash Finch Company 1995 Director Stock Option Plan of Nash Finch Company of our report dated February 22, 2000 with respect to the consolidated financial statements and schedule of Nash Finch Company included in its Annual Report (Form 10-K) for the year ended January 1, 2000, filed with the Securities and Exchange Commission.

                                                     ERNST & YOUNG LLP

                                                     /s/ Ernst & Young LLP


Minneapolis, Minnesota
December 4, 2000


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